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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              AUTOTRADER.COM, INC.


         FIRST.   The name of the corporation is AutoTrader.com, Inc.

         SECOND. Its registered office in the State of Delaware is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The registered agent in charge thereof is Corporation Service Company.

         THIRD.   The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

         FOURTH. The amount of the total authorized capital stock of this corporation shall be one thousand (1,000) shares of voting common stock, with a par value of one dollar ($1.00) per share.

         FIFTH.   The name and mailing address of the Incorporator is as
follows:

                  Julie A. Mueller
                  1200 New Hampshire Avenue, N.W.
                  Suite 800
                  Washington, D.C.  20036-6802

         SIXTH.   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation shall have the following powers:

         (a) To adopt, and to alter or amend the Bylaws and to fix the amount to be reserved as working capital; and

         (b) With the consent in writing or pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, to dispose of, in any manner, all or substantially all of the property of this corporation.

         SEVENTH. The stockholders and directors shall have the power to hold their meetings and keep the books, documents and papers of the corporation within or outside the State of Delaware and at such place or places as may be from time to time designated by the Bylaws or by resolution of the stockholders or directors, except as otherwise required by the laws of the State of Delaware.

         EIGHTH. The objects, purposes and powers specified in any clause or paragraph of this Certificate of Incorporation shall be in no way limited or restricted by reference to or

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inference from the terms of any other clause or paragraph of this Certificate of
Incorporation. The objects, purposes and powers in each of the clauses and paragraphs of this Certificate of Incorporation shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in this Certificate of Incorporation are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.

         NINTH.   The corporation shall have the power to indemnify its
officers, directors, employees and agents, and such other persons as may be designated as set forth in the Bylaws, to the full extent permitted by the laws of the State of Delaware. A director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, provided that the liability of a director (i) for any breach of the director's loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit shall not be eliminated or limited hereby.

         TENTH.   The corporation shall have perpetual existence.

         The undersigned, Julie A. Mueller, for the purpose of forming a corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate of Incorporation and does hereby certify that the facts herein stated are true, and has accordingly hereunto set her hand and seal.



                                                 /s/ Julie A. Mueller
                                                 ------------------------------
                                                 Julie A. Mueller, Incorporator

Dated:  March 30, 2000




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